Exhibit 99.1
ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2021
FINANCIAL RESULTS
Second quarter 2021 GAAP fully diluted earnings per share of $5.49
Second quarter 2021 consolidated fully diluted earnings per share, excluding COVID related special charges and net benefit from the payroll support programs of $3.46(1)(2)

LAS VEGAS. July 28, 2021 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2021, as well as comparisons to the prior years:

Consolidated	Three Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$472.4	$133.3	$491.8	254.3	(3.9)
Total operating expense	333.6	246.6	383.7	35.3	(13.1)
Operating income (loss)	138.9	(113.3)	108.1	222.6	28.4
Income (loss) before income taxes	122.6	(146.4)	91.8	183.7	33.5
Net income (loss)	95.0	(93.1)	70.5	202.1	34.7
Diluted earnings (loss) per share	$5.49	$(5.85)	$4.33	193.8	26.8

	Six Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Total operating revenue	$751.6	$542.5	$943.4	38.5	(20.3)
Total operating expense	588.1	766.8	744.2	(23.3)	(21.0)
Operating income (loss)	163.5	(224.3)	199.2	172.9	(17.9)
Income (loss) before income taxes	131.2	(277.1)	165.7	147.4	(20.8)
Net income (loss)	101.9	(126.1)	127.7	180.8	(20.2)
Diluted earnings (loss) per share	$6.04	$(7.93)	$7.84	176.2	(23.0)

Consolidated - adjusted	Three Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$378.6	$239.9	$383.7	57.8	(1.3)
Adjusted operating income (loss) (1) (2)	93.9	(106.6)	108.1	188.1	(13.1)
Adjusted income (loss) before income taxes (1) (2)	77.6	(119.9)	91.8	164.7	(15.5)
Adjusted net income (loss) (1) (2)	60.0	(94.7)	70.5	163.4	(14.9)
Adjusted diluted earnings (loss) per share (1) (2)	$3.46	$(5.96)	$4.33	158.1	(20.1)

	Six Months Ended June 30,			Percent Change
(unaudited) (in millions, except per share amounts)	2021	2020	2019	YoY	Yo2Y
Adjusted operating expense (1) (2)	$716.7	$594.0	$744.2	20.7	(3.7)
Adjusted operating income (loss) (1) (2)	34.9	(51.5)	199.2	167.8	(82.5)
Adjusted income (loss) before income taxes (1) (2)	2.6	(77.7)	165.7	103.3	(98.4)
Adjusted net income (loss) (1) (2)	2.0	(61.4)	127.7	103.3	(98.4)
Adjusted diluted earnings (loss) per share (1) (2)	$0.12	$(3.87)	$7.84	103.1	(98.5)
(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs (PSPs), and profit sharing bonus accruals since the operating margin threshold to accrue these bonuses would not have been met for the six months ended June 30, 2021 without the benefits of the PSPs
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information

“The second quarter marked the return of leisure demand to pre-pandemic levels,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "Earnings per share came in at $5.49 on a year over two-year revenue decline of just 3.9 percent, with total revenue in June exceeding 2019 levels. We made significant progress towards achieving pre-pandemic unit revenues with TRASM of 10.36 cents (on a load factor of 70.8 percent), up 50 percent from the first quarter. The revenue team did an outstanding job optimizing loads and unit revenues during the quarter. This strong revenue performance, coupled with continued cost discipline as evidenced by our adjusted CASM, excluding fuel (3), of 5.86 cents, led to our adjusted operating margin(1) of 20 percent for the quarter.

"These results suggest we are close if not back to ‘normal’, where we were in the early days of 2020. We were the first domestic carrier to grow capacity from 2019 levels. Given the reduced operations of the past year, this ramp up came with challenges - delays in infrastructure preparedness at some of our airports, labor constraints, and severe weather. Our operations team has done a great job reacting and adapting to these headwinds. During the third quarter we will continue our growth - capacity will increase nearly 20 percent, year over two-year.

"Last year at this time I stressed the importance of strengthening our liquidity to both weather the storm and position us favorably for growth post-pandemic. The team has done just that. We currently have $1.2 billion of cash on hand, up 79 percent from a year ago. Our total net debt continues to improve at under $400 million, a 52 percent reduction from a year ago. This strong liquidity leaves us well positioned for future growth. The fleet team has executed agreements to acquire 21 additional aircraft since the beginning of the year. These airplanes will all be placed into service by the end of 2022, thus supporting the remainder of this year as well as most of next year's growth plan.

"The next year will be an exciting one for the company. We are preparing the launch of our new loyalty program in the coming months, Allways Rewards. This program will enable us to further enhance the customer experience. We also recently announced a new partnership with Live Nation venues, Ticketmaster and music festivals - kicking off a multi-year, strategic relationship with the world's premier live entertainment company. This partnership will ultimately unlock another layer of leisure offerings, further enhancing a one-stop shop for our customer. Finally, we will continue to grow and expand our network, connecting more customers to world-class vacation destinations.

"I cannot thank our 4,000 team members enough for their continued efforts in supporting growth while prioritizing customer safety. Ramping up the operation the past few months has been a challenge, but our team members continue to work hard to support the operation. I could not be more proud of their efforts."

Second Quarter 2021 Results

•GAAP earnings per share of $5.49
•Adjusted earnings per share(1) (2) (3) of $3.46
•Consolidated EBITDA(2) (3) of $183.3 million yielding an EBITDA margin of 38.8 percent
•Adjusted EBITDA(1) (2) (3) of $138.3 million yielding an adjusted EBITDA margin of 29.3 percent
•Total June revenue exceeded June of 2019
•Total operating revenue was $472.4 million, up 69.3 percent from the first quarter and down 3.9 percent when compared to the second quarter of 2019
•Sustained yield strength throughout the quarter with yield up 7.8 percent year over two-year on scheduled service capacity increases of 4.5 percent
•Total average fare of $126.82, up 10.8 percent year over two-year
•Total ancillary average fare $64.25, up 14.6 percent from 2019 driven primarily by bundled air ancillary offerings, rental car rate strength, and increased cobrand activity
•TRASM of 10.36 cents, down 5.6 percent year over two-year, and up 50.3 percent from the first quarter 2021
•Load factor of 70.8%, up nearly 16 percentage points from the first quarter
•Record-breaking quarter for co-brand activity with June new cardholder acquisitions becoming the highest month in the program's history and the highest month for cardholder spend, beating the prior monthly spend record by more than 40 percent
•May marked the third highest acquisition of new cardholders in program history
•Adjusted operating expense(1) (2) (3) of $378.6 million, down 1.3 percent from second quarter 2019 on total system capacity increase of 3.3 percent
•Adjusted Operating CASM, excluding fuel (3) of 5.86 cents, flat when compared to the second quarter of 2019
•Adjusted operating margin(1) of 19.9 percent
•Expanded the network by adding 29 new routes with four new cities and complementary service in Phoenix with the addition of Phoenix Sky Harbor International Airport, bringing total routes served to 596 and 134 cities
•Ranked number two among US airlines within the 2021 Airline Quality Ranking

(1) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and profit sharing bonus accruals since the operating margin threshold to accrue these bonuses would not have been met for the six months ended June 30, 2021 without the benefits of the PSPs
(2) Denotes a non-GAAP financial measure.
(3) Refer to the Non-GAAP Presentation section within this document for further information

Balance Sheet, Cash and Liquidity

•Total cash and investments at June 30, 2021 were $1.2 billion, up from $728 million at March 31, 2021
•Cash from operations of $237 million, including the benefit from the payroll support program and federal income tax refund of $12 million related to prior period tax net operating losses
•Adjusted cash from operations of $176 million, which excludes the $49.2 million net benefit from the PSPs, and $12 million federal tax refund
•Debt principal payments of $48 million during the quarter
•Includes prepayment of debt secured by five aircraft
•$65 million used for cash capital expenditures
•Raised $335 million from issuance of 1.6 million shares at a price of $219 per share during the second quarter
•Second quarter interest expense of $17 million, down 20 percent year over two-year
•Expect to receive $136 million in federal tax refunds during the second half of the year related to 2020 net operating losses
•Air traffic liability at June 30, 2021 was $437 million
•Balance related to future scheduled flights is $305 million
•Balance related to travel vouchers issued for future use is $132 million, a 26 percent reduction from March 31, 2021

Capital Expenditures

•Second quarter capital expenditures related to aircraft, engines and induction costs were $46 million and $19 million in other airline capital expenditures
•Second quarter capital expenditures related to deferred heavy maintenance were $23 million
•Executed agreements to acquire 21 incremental aircraft year-to-date

Guidance, subject to revision	Previous	Current

Third Quarter 2021 guidance

System ASMs - year over two-year change(1)		16.0 to 20.0%
Scheduled Service ASMs - year over two-year change(1)		16.0 to 20.0%

Total operating revenue - year over two-year change (1)		Up 3.5% to 7.5%

Fuel cost per gallon		$2.11

Full year 2021 guidance

CAPEX
Aircraft, engines and induction costs (millions)	$115 to $125	$115 to $125
Capitalized Airbus deferred heavy maintenance (millions)	$50 to $60	$50 to $60
Other capital expenditures (millions)	$40 to $50	$40 to $50

Interest expense	$65 to $70	$65 to $70
Recurring principal payments(2)	$170 to $180	$170 to $180
(1) Year over two-year percentage changes compare 2021 to 2019
(2) Excludes $111 million of principal repayments related to the maturity of our revolving credit facility and the refinancing of three A320 aircraft during the first quarter 2021

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	2Q21	3Q21	YE21
A319 (156 seats)	35	35	35
A320 (177 seats)	23	23	22
A320 (186 seats)	45	49	51
Total	103	107	108
The table above is provided based on the company’s current plans and is subject to change

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 28 to discuss its second quarter 2021 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue and expenses, available seat mile growth, expected capital expenditures, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, liquidity issues resulting from the effect of the COVID-19 pandemic on our business, restrictions imposed on us as a result of accepting grants and loans under the payroll support programs, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft to be acquired, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$443,747	$116,520	$454,779	280.8	(2.4)
Third party products	23,001	8,443	18,208	172.4	26.3
Fixed fee contracts	5,134	3,237	12,487	58.6	(58.9)
Other	551	5,147	6,285	(89.3)	(91.2)
Total operating revenues	472,433	133,347	491,759	254.3	(3.9)
OPERATING EXPENSES:
Salary and benefits	121,906	94,790	113,592	28.6	7.3
Aircraft fuel	109,456	27,358	119,987	300.1	(8.8)
Station operations	57,210	27,405	45,870	108.8	24.7
Maintenance and repairs	22,597	13,032	20,877	73.4	8.2
Depreciation and amortization	44,522	43,296	38,494	2.8	15.7
Sales and marketing	17,632	8,909	20,540	97.9	(14.2)
Aircraft lease rental	5,117	1,427	—	258.6	—
Other	15,501	23,752	24,294	(34.7)	(36.2)
Payroll Support Programs grant recognition	(61,213)	(74,539)	—	17.9	—
Special charges	854	81,169	—	(98.9)	—
Total operating expenses	333,582	246,599	383,654	35.3	(13.1)
OPERATING INCOME (LOSS)	138,851	(113,252)	108,105	222.6	28.4
OTHER (INCOME) EXPENSES:
Interest income	(500)	(1,417)	(3,502)	64.7	85.7
Interest expense	16,720	14,053	20,942	19.0	(20.2)
Capitalized interest	—	—	(1,038)	—	100.0
Loss on extinguishment of debt	71	—	—	—	—
Special charges	—	19,830	—	(100.0)	—
Other, net	(11)	698	(86)	(101.6)	87.2
Total other expenses	16,280	33,164	16,316	(50.9)	(0.2)
INCOME (LOSS) BEFORE INCOME TAXES	122,571	(146,416)	91,789	183.7	33.5
INCOME TAX PROVISION (BENEFIT)	27,544	(53,313)	21,246	151.7	29.6
NET INCOME (LOSS)	$95,027	$(93,103)	$70,543	202.1	34.7
Earnings (loss) per share to common shareholders:
Basic	$5.49	($5.85)	$4.33	193.8	26.8
Diluted	$5.49	($5.85)	$4.33	193.8	26.8
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,064	15,902	16,063	7.3	6.2
Diluted	17,073	15,902	16,069	7.4	6.2
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	3,699,217	1,273,258	4,169,536	190.5	(11.3)
Available seat miles (ASMs) (thousands)	4,594,542	2,220,755	4,447,066	106.9	3.3
Operating expense per ASM (CASM) (cents)	7.26	11.10	8.63	(34.6)	(15.9)
Adjusted operating expense per ASM (CASM) (cents)(2)	8.24	10.80	8.63	(23.7)	(4.5)
Fuel expense per ASM (cents)	2.38	1.23	2.70	93.5	(11.9)
Operating CASM, excluding fuel (cents)	4.88	9.87	5.93	(50.6)	(17.7)
Adjusted operating CASM, excluding fuel (cents)(2)	5.86	9.57	5.93	(38.8)	(1.2)
ASMs per gallon of fuel	84.8	90.0	82.3	(5.8)	3.0
Departures	31,507	15,089	30,547	108.8	3.1
Block hours	69,809	32,989	68,332	111.6	2.2
Average stage length (miles)	838	850	853	(1.4)	(1.8)
Average number of operating aircraft during period	101.8	90.7	85.0	12.2	19.8
Average block hours per aircraft per day	7.5	3.8	8.8	97.4	(14.8)
Full-time equivalent employees at end of period	4,104	4,349	4,179	(5.6)	(1.8)
Fuel gallons consumed (thousands)	54,188	24,664	54,064	119.7	0.2
Average fuel cost per gallon	$2.02	$1.11	$2.22	82.0	(9.0)
Scheduled service statistics:
Passengers	3,680,254	1,266,077	4,131,855	190.7	(10.9)
Revenue passenger miles (RPMs) (thousands)	3,188,215	1,107,534	3,603,076	187.9	(11.5)
Available seat miles (ASMs) (thousands)	4,505,786	2,174,683	4,311,182	107.2	4.5
Load factor	70.8%	50.9%	83.6%	19.9	(12.8)
Departures	30,763	14,683	29,567	109.5	4.0
Block hours	68,334	32,248	66,135	111.9	3.3
Yield (cents)	7.22	4.63	6.70	56.2	7.8
Total passenger revenue per ASM (TRASM) (cents)(3)	10.36	5.75	10.97	80.2	(5.6)
Average fare - scheduled service(4)	$62.58	$40.46	$58.39	54.7	7.2
Average fare - air-related charges(4)	$58.00	$51.57	$51.68	12.5	12.2
Average fare - third party products	$6.25	$6.67	$4.40	(6.3)	42.0
Average fare - total	$126.82	$98.70	$114.47	28.5	10.8
Average stage length (miles)	842	855	853	(1.5)	(1.3)
Fuel gallons consumed (thousands)	53,022	24,124	52,327	119.8	1.3
Average fuel cost per gallon	$2.01	$1.08	$2.22	86.1	(9.5)
Percent of sales through website during period	94.3%	93.8%	93.5%	0.5	0.8
Other data:
Rental car days sold	404,760	135,536	540,960	198.6	(25.2)
Hotel room nights sold	72,701	12,772	114,191	469.2	(36.3)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and profit sharing bonus accruals since the operating margin threshold to accrue these bonuses would not have been met for the six months ended June 30, 2021 without the benefits of the PSPs
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30, 2021			Percent Change
	2021	2020	2019	YoY	Yo2Y
OPERATING REVENUES:
Passenger	$700,441	$495,431	$874,755	41.4	(19.9)
Third party products	36,622	24,419	35,350	50.0	3.6
Fixed fee contracts	12,827	12,156	23,061	5.5	(44.4)
Other	1,667	10,522	10,215	(84.2)	(83.7)
Total operating revenues	751,557	542,528	943,381	38.5	(20.3)
OPERATING EXPENSES:
Salary and benefits	239,856	207,436	233,003	15.6	2.9
Aircraft fuel	192,305	116,171	219,670	65.5	(12.5)
Station operations	100,303	68,405	84,835	46.6	18.2
Maintenance and repairs	45,968	34,827	43,701	32.0	5.2
Depreciation and amortization	87,696	86,995	74,676	0.8	17.4
Sales and marketing	29,241	27,364	41,466	6.9	(29.5)
Aircraft lease rental	9,837	2,389	—	311.8	—
Other	33,276	50,468	46,849	(34.1)	(29.0)
Payroll Support Programs grant recognition	(152,971)	(74,539)	—	(105.2)	—
Special charges	2,592	247,267	—	(99.0)	—
Total operating expenses	588,103	766,783	744,200	(23.3)	(21.0)
OPERATING INCOME (LOSS)	163,454	(224,255)	199,181	172.9	(17.9)
OTHER (INCOME) EXPENSES:
Interest income	(963)	(3,728)	(6,703)	74.2	85.6
Interest expense	33,508	32,206	39,025	4.0	(14.1)
Capitalized interest	—	(4,067)	(2,541)	100.0	100.0
Loss on extinguishment of debt	71	1,222	3,677	(94.2)	(98.1)
Special charges	—	26,632	—	(100.0)	—
Other, net	(404)	623	15	(164.8)	(2,793.3)
Total other expenses	32,212	52,888	33,473	(39.1)	(3.8)
INCOME (LOSS) BEFORE INCOME TAXES	131,242	(277,143)	165,708	147.4	(20.8)
INCOME TAX PROVISION (BENEFIT)	29,346	(151,030)	38,041	119.4	(22.9)
NET INCOME (LOSS)	$101,896	$(126,113)	$127,667	180.8	(20.2)
Earnings (loss) per share to common shareholders:
Basic	$6.04	($7.93)	$7.85	176.2	(23.1)
Diluted	$6.04	($7.93)	$7.84	176.2	(23.0)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,618	15,927	16,037	4.3	3.6
Diluted	16,632	15,927	16,050	4.4	3.6
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30, 2021			Percent Change(1)
	2021	2020	2019	YoY	Yo2Y
OPERATING STATISTICS
Total system statistics:
Passengers	6,033,720	4,448,708	7,619,814	35.6	(20.8)
Available seat miles (ASMs) (thousands)	8,608,531	6,288,427	8,357,304	36.9	3.0
Operating expense per ASM (CASM) (cents)	6.83	12.19	8.90	(44.0)	(23.3)
Adjusted operating expense per ASM (CASM) (cents)(2)	8.33	9.45	8.90	(11.9)	(6.4)
Fuel expense per ASM (cents)	2.23	1.85	2.63	20.5	(15.2)
Operating CASM, excluding fuel (cents)	4.60	10.35	6.27	(55.6)	(26.6)
Adjusted operating CASM, excluding fuel (cents)(2)	6.09	7.60	6.27	(19.9)	(2.9)
ASMs per gallon of fuel	87.3	87.2	83.1	0.1	5.0
Departures	57,191	41,401	55,747	38.1	2.6
Block hours	130,183	95,112	128,151	36.9	1.6
Average stage length (miles)	865	879	876	(1.6)	(1.3)
Average number of aircraft during period	99.5	92.1	82.3	8.0	20.9
Average block hours per aircraft per day	7.2	5.5	8.6	30.9	(16.3)
Full-time equivalent employees at end of period	4,104	4,349	4,179	(5.6)	(1.8)
Fuel gallons consumed (thousands)	98,614	72,143	100,537	36.7	(1.9)
Average fuel cost per gallon	$1.95	$1.61	$2.18	21.1	(10.6)

Scheduled service statistics:
Passengers	6,003,556	4,420,683	7,553,393	35.8	(20.5)
Revenue passenger miles (RPMs) (thousands)	5,354,632	4,033,017	6,794,122	32.8	(21.2)
Available seat miles (ASMs) (thousands)	8,426,876	6,138,692	8,113,315	37.3	3.9
Load factor	63.5%	65.7%	83.7%	(2.2)	(24.1)
Departures	55,710	40,167	53,911	38.7	3.3
Block hours	127,185	92,594	124,098	37.4	2.5
Yield (cents)	6.83	6.28	7.06	8.8	(3.3)
Total passenger revenue per ASM (TRASM) (cents)(3)	8.75	8.47	11.22	—	(22.0)
Average fare - scheduled service(4)	$60.95	$57.27	$63.49	6.4	(4.0)
Average fare - air-related charges(4)	$55.72	$54.80	$52.32	1.7	6.5
Average fare - third party products	$6.10	$5.52	$4.68	10.5	30.3
Average fare - total	$122.77	$117.59	$120.49	4.4	1.9
Average stage length (miles)	869	883	878	(1.6)	(1.0)
Fuel gallons consumed (thousands)	96,329	70,229	97,395	37.2	(1.1)
Average fuel cost per gallon	$1.92	$1.60	$2.18	20.0	(11.9)
Percent of sales through website during period	93.8%	93.7%	93.5%	0.1	0.3
Other data:
Rental car days sold	680,344	616,582	1,012,558	10.3	(32.8)
Hotel room nights sold	128,909	104,776	219,206	23.0	(41.2)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Adjusted numbers exclude COVID related special charges, the net benefit from the payroll support programs, and profit sharing bonus accruals since the operating margin threshold to accrue these bonuses would not have been met for the six months ended June 30, 2021 without the benefits of the PSPs
(3) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	June 30, 2021 (unaudited)	December 31, 2020	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$418.4	$152.8	173.8
Short-term investments	767.4	532.5	44.1
Total unrestricted cash and investments	1,185.8	685.3	73.0
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	144.4	217.2	(33.5)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,441.1	1,441.8	—
Total debt	1,585.5	1,659.0	(4.4)
Debt, net of liquidity	399.7	973.7	(59.0)
Total Allegiant Travel Company shareholders’ equity	1,147.1	699.4	64.0

Summary Cash Flow

	Six Months Ended June 30,		Percent
Unaudited (millions)	2021	2020	Change
Cash provided by operating activities	$405.0	$276.7	46.4
Changes in air traffic liability	129.2	104.8	23.3
Changes in working capital, ex air traffic liability	65.4	(134.1)	148.8
Purchase of property and equipment	134.5	170.7	(21.2)
Cash dividends paid to shareholders	—	11.4	(100.0)
Proceeds from the issuance of long-term debt	106.7	175.7	(39.3)
Principal payments on long-term debt & finance lease obligations	199.6	98.2	103.3

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Basic:
Net income (loss)	$95,027	$(93,103)	$101,896	$(126,113)
Less income allocated to participating securities	(1,285)	—	(1,451)	(236)
Net income (loss) attributable to common stock	$93,742	$(93,103)	$100,445	$(126,349)
Earnings (loss) per share, basic	$5.49	$(5.85)	$6.04	$(7.93)
Weighted-average shares outstanding	17,064	15,902	16,618	15,927
Diluted:
Net income (loss)	$95,027	$(93,103)	$101,896	$(126,113)
Less income allocated to participating securities	(1,284)	—	(1,449)	(236)
Net income (loss) attributable to common stock	$93,743	$(93,103)	$100,447	$(126,349)
Earnings (loss) per share, diluted	$5.49	$(5.85)	$6.04	$(7.93)
Weighted-average shares outstanding (1)	17,064	15,902	16,618	15,927

(1) Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2021 and 2020
(Unaudited)

Adjusted operating income (loss), adjusted income (loss) before income taxes, adjusted net income (loss) and adjusted diluted earnings (loss) per share, all eliminate the effect of special expenses related directly to COVID 19, as well as the net benefit related to the payroll support grants from the U.S. Treasury, which are not reflective of our ongoing operating performance. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various adjusted metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to eliminate the effect of special charges and the payroll support grants. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and Adjusted EBITDA in the same manner.

We use EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and these are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income (loss). We believe the presentation of EBITDA and the various adjusted measures are relevant and useful for investors because they allow them to better compare our results to other airlines.

In addition to EBITDA and Adjusted EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, special non-recurring items, and other items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income (loss), net income (loss), operating expenses, and diluted earnings (loss) per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income (loss), net income (loss) or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$138.9	$(113.3)	$163.5	$(224.3)

Net benefit from PSPs (4)	(55.3)	(74.5)	(140.6)	(74.5)
Operating special charges	0.9	81.2	2.6	247.3
Profit sharing (5)	9.4	—	9.4	—
Adjusted operating income (loss) (1)	93.9	(106.6)	34.9	(51.5)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$122.6	$(146.4)	$131.2	$(277.1)

Net benefit from PSPs (4)	(55.3)	(74.5)	(140.6)	(74.5)
Special charges (operating & non-operating)	0.9	101.0	2.6	273.9
Profit sharing (5)	9.4	—	9.4	—
Adjusted income (loss) before income taxes (1)	77.6	(119.9)	2.6	(77.7)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of adjusted net income (loss) (millions) and adjusted earnings (loss) per share (cents)
Adjusted income (loss) before income taxes as reported (GAAP)	$77.6	$(119.9)	$2.6	$(77.7)
Provision (benefit) for income taxes as reported (GAAP)	27.5	(53.3)	29.3	(151.0)
Adjusted provision (benefit) for income taxes (1) (2)	17.6	(25.2)	0.6	(16.3)
Net income (loss) adjusted for special items, payroll support, and adjustments to tax resulting from payroll support (1)	60.0	(94.7)	2.0	(61.4)

Diluted shares as reported (GAAP)	17,073	15,902	16,632	15,927
Diluted earnings (loss) per share as reported (GAAP)	5.49	(5.85)	6.04	(7.93)
Adjusted fully diluted earnings (loss) per share (1)	3.46	(5.96)	0.12	(3.87)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of adjusted CASM and CASM excluding fuel (millions, unless otherwise noted)
Operating expense as reported (GAAP)	$333.6	$246.6	$588.1	$766.8

Net benefit from PSPs (4)	55.3	74.5	140.6	74.5
Operating special charges	(0.9)	(81.2)	(2.6)	(247.3)
Profit sharing (5)	(9.4)	—	(9.4)	—
Adjusted operating expense	378.6	239.9	716.7	594.0
Fuel expense as reported	109.5	27.4	192.3	116.2
Adjusted operating expense excluding fuel	269.1	212.5	524.4	477.8

Available seat miles (ASMs) (thousands)	4,594,542	2,220,755	8,608,531	6,288,427

Operating expense per ASM as reported (CASM) (cents)	7.26	11.10	6.83	12.19
Adjusted operating expense per ASM (CASM) (cents)	8.24	10.80	8.33	9.45

Operating CASM, excluding fuel as reported (cents)	4.88	9.87	4.60	10.35
Adjusted operating CASM, excluding fuel (cents)	5.86	9.57	6.09	7.60

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$95.0	$(93.1)	$101.9	$(126.1)
Interest expense, net	16.2	12.6	32.5	24.4
Income tax provision (benefit)	27.5	(53.3)	29.3	(151.0)
Depreciation and amortization	44.5	43.3	87.7	87.0
Loss on debt extinguishment	0.1	—	0.1	1.2
Consolidated EBITDA (1)	183.3	(90.5)	251.5	(164.5)
Adjusting items as defined per credit agreements (3)	18.6	222.1	41.0	525.0
EBITDA as defined by certain credit agreements (1)	201.9	131.6	292.5	360.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of consolidated EBITDA to adjusted EBITDA (millions)
Consolidated EBITDA (per calculation in previous table) (1)	$183.3	$(90.5)	$251.5	$(164.5)

Net Benefit from PSP (4)	(55.3)	(74.5)	(140.6)	(74.5)
Operating special charges	0.9	81.2	2.6	247.3
Non-operating special charges	—	19.8	—	26.6
Profit sharing (5)	9.4	—	9.4	—
Adjusted EBITDA (1)	138.3	(64.0)	122.9	34.9
(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2021 estimates a 23.0% effective rate

(3) Adjusting items include the following: loss on impairment, Sunseeker net loss, stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and other special non-recurring items.
(4) Net benefit from PSPs includes "PSP3" and top-off from "PSP2"
(5) Profit sharing bonus accruals included as adjustment since the operating margin threshold to accrue these bonuses would not have been met for the six months ended June 30, 2021 without the benefits of the PSPs